BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
April 4, 2012

BLUE DOLPHIN REPORTS FOURTH QUARTER AND
FISCAL YEAR 2011 FINANCIAL RESULTS

Houston, April 4 / PR Newswire / -- Blue Dolphin Energy Company (“Blue Dolphin”) today announced financial results for the three and twelve month periods ended December 31, 2011.

Fourth Quarter 2011 Compared to Fourth Quarter 2010
For the three months ended December 31, 2011, Blue Dolphin reported a net loss of $1,059,577 compared to a net loss of $58,122 for the three months ended December 31, 2010.  Total revenue for the same comparative period was $441,059 compared to $1,069,562.  The reduction in revenue was primarily attributable to a decrease in throughput volumes.  During the fourth quarter of 2011, Blue Dolphin recorded an impairment charge of $252,706 on its U.S. Gulf of Mexico oil and gas properties.

Fiscal Year Ended 2011 Compared to Fiscal Year Ended 2010
For the twelve months ended December 31, 2011, Blue Dolphin reported a net income of $617,935compared to a net loss of $1,022,895 for the twelve months ended December 31, 2010.  Total revenue for 2011 was $2,274,218 compared to $2,741,571 for 2010.  The decrease in revenue was due to lower throughput volumes from pipeline operations, which was offset by an increase in oil and gas sales from leasehold interests.  During the fiscal year ended 2011, Blue Dolphin recorded a gain of $3,081,053 related to the sale of property and equipment and an impairment charge of $252,706 on its U.S. Gulf of Mexico oil and gas properties.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2011	2010	2011	2010

Total revenue	$441,059	$1,069,562	$2,274,218	$2,741,571

Total cost of operations	$1,481,822	$1,136,597	$1,652,745	$3,792,251

Other income (expense), including
income tax expense	$(18,814)	$8,913	$(3,538)	$27,785

Net income (loss)	$(1,059,577)	$(58,122)	$617,935	$(1,022,895)

Income (loss) per common share
Basic	$(0.51)	$(0.03)	$0.30	$(0.55)
Diluted	$(0.51)	$(0.03)	$0.29	$(.055)

As of March 30, 2012, Blue Dolphin had 10,533,070 shares of common stock, par value $0.01 per share, issued and outstanding.

Blue Dolphin Energy Company (OTCQX: BDCO) is engaged in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to, continued declines in throughput volumes and production rates from Blue Dolphin’s U.S. Gulf of Mexico leasehold properties, Blue Dolphin’s ability to offset revenue from one key customer; Blue Dolphin’s ability to generate sufficient funds from operations or obtain financing from other sources and the factors set forth under the heading “Risk Factors” in Part I, Item 1A of Blue Dolphin’s annual report on Form 10-K for the twelve month period ended December 31, 2011.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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